Exhibit 10.1
                   AMENDMENT NO. 1 TO LETTER OF INTENT

     This AMENDMENT NO. 1 TO LETTER OF INTENT (the "Amendment"), is made and entered into as of October 28, 2004, by and between ROYSTER-CLARK, INC., a Delaware corporation ("Royster"), and RENTECH DEVELOPMENT
CORPORATION, a Colorado corporation ("Rentech").

     WHEREAS, Royster and Rentech have entered into the letter of intent dated as of August 5, 2004 (the "Letter of Intent"), in connection with the acquisition by Rentech of all of the issued and outstanding capital stock of Royster Clark Nitrogen, Inc. Capitalized terms used and not otherwise defined herein shall have the meaning provided in the Letter of Intent.

     WHEREAS, under its terms, the Letter of Intent provides for an exclusivity period that expires on November 5, 2004.

     WHEREAS, under its terms, the Letter of Intent terminates November 5, 2004 if the parties have not entered into the Definitive Agreements by such date.

     WHEREAS, Royster and Rentech desire to extend the exclusivity period and maintain the effectiveness of the Letter of Intent while they continue to negotiate the terms of the Definitive Agreements.

     NOW, THEREFORE, in consideration of the premises and for other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 Agreement

SECTION 1. Amendment. The Letter of Intent is hereby amended as follows:

     (a) Section 2.8 of the Letter of Intent is hereby amended by changing the date referenced therein from "November 5, 2004" to "December 10, 2004."

     (b) Section 2.9 of the Letter of Intent is hereby amended by changing both references therein to the date "November 5, 2004" from "November 5, 2004" to "December 10, 2004."

SECTION 2.  Miscellaneous.

     (a) Reaffirmation. Each party hereby acknowledges that all terms and conditions of the Letter of Intent, as amended hereby, are and shall remain in full force and effect. This Amendment is incorporated into the Letter of Intent by reference and shall constitute a part thereof as if fully set forth therein.

     (b) Counterparts; Facsimile Transmission. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission with the same force and effect as if originally executed copies of this Amendment were delivered to all parties hereto.

     (c) Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Amendment shall not affect the validity or enforceability of the remaining portions of this Amendment, or any part thereof.

     (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, Royster and Rentech have executed and delivered this Amendment effective as of the date first set forth above.


                              ROYSTER-CLARK, INC.




                              By:    /s/ G. Kenneth Moshenek
                                  --------------------------------------
                              Name: G. Kenneth Moshenek
                              Title: President


                              RENTECH DEVELOPMENT CORPORATION




                              By:    /s/ Richard O. Sheppard
                                  --------------------------------------
                              Name:  RICHARD SHEPPARD
                              Title: President
                                                        Nov. 1st, 2004